Exhibit 99.1

                   healthcare solutions for a new generation SM

3420 Fairlane Farms Road, Suite C ♦  Wellington, Florida  33414  ♦   561.798.9800 (office)  ♦   561.296.3456 (fax)

The Quantum Group Announces Web-Based Portal for Physicians

WELLINGTON, Fla. (May 15, 2008) - The Quantum Group, Inc. (AMEX:QGP, QGP.WSA, QGP.WSB) (www.QuantumMD.com) announced today through its subsidiary, Renaissance Health Systems, Inc. (RHS), that it has recently deployed a web-based portal to centralize  information pertaining to the top five (5) contracted HMOs of the Company, in a private and secure HIPAA compliant environment.  In addition to providing a means for secure communication between RHS and the contracted physicians, the portal enables providers to more easily obtain and access authorizations and referrals, patient eligibility information, formularies, and other relevant information concerning affiliated HMOs.

Currently, 50% of provider requests are being processed through the Renaissance Provider Portal which continues to be developed and improved.  The Company expects that by the end of the year, the portal will be integrated into the Quantum comprehensive health information platform announced in February 2008 and is now branded as PwER(sm) for Personalized Wellness Electronic Record.

This announcement reflects our continued commitment to quality and efficiencies in healthcare through the leveraging of technologies.  President and CEO, Noel J. Guillama, commented, “This new portal developed internally, has streamlined communication among healthcare providers, reducing the chance of error, omission, and/or miscommunication and ultimately is contributing to a better patient experience.”

Pete Martinez, Chief Technology and Innovations Officer, commented, “This is a fundamental element in our comprehensive innovations strategy for healthcare; it is one of the many solutions in our growing portfolio of services.”

About The Quantum Group, Inc.

The Quantum Group provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $600 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

We have developed leading-edge technology with the creation and deployment of a series of innovative patent-pending initiatives.  Through 1,900+ healthcare providers and multiple insurance company relationships under management, we are positioned to be a catalyst for change to the Florida healthcare industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

PR Financial Marketing

Jim Blackman: 713-256-0369

jim@prfmonline.com

or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800